As filed with the Securities and Exchange Commission	on Registration No. 333-205574

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GREYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2621	47-1376029
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

Corporate Ridge II

18001 W. 106th Street

Suite 130

Olathe, KS 66061

(913) 712-4226

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Rajan Ahluwalia

#440-1311 Meridian Street

Edmonton, Alberta T6S 1G9

Canada

(780) 442-0450

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(949) 673-4510 / (949) 673-4525 (fax)

Approximate Date of Commencement

of proposed sale to the public:      As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)

Common Stock held by Selling Shareholders	5,127,000 shares	$1.00	$5,127,000	$596

(1)             There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)             $215 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 5,127,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2015

GREYS CORPORATION

5,127,000 shares of Common Stock offered by selling shareholders at $1.00 per share

This prospectus relates to the offer and sale of 5,127,000 shares of common stock (the “Shares”) of Greys Corporation (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 5,127,000. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock
Share Offered	$1.00 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

Greys Corporation

Corporate Ridge II

18001 W. 106th Street

Suite 130

Olathe, KS 66061

(913) 712-4226

Prospectus dated __________________, 2015

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

Greys Corporation, a Delaware corporation (the “Company”), intends to establish paper recycling facilities across the United States. The Company was incorporated in the State of Delaware in May 2014, and was formerly known as Fall Valley Acquisition Corporation (“Fall Valley” or “Fall Valley Acquisition”).

In November 2014, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then-existing officers and directors. In connection with the change of control, the Company changed its name from Fall Valley Acquisition Corporation to Greys Corporation.

On February 1, 2015, Greys Corporation entered into a Sub-License Agreement with respect to certain assets (the “Sub-License”) with Greys Paper Recycling Industries Limited Partnership, a company organized under the laws of the Province of Alberta in Canada (“Greys Canada”). The purpose of the Sub-License was to develop the Company’s business and build substantive operations from this initial base of assets. Greys Canada is controlled, operated and managed by the Company’s president and director, Rajan Ahluwalia.

The Company is located at Corporate Ridge II, 18001 W. 106th Street, Suite 130, Olathe, KS 66061. The Company’s main phone number is (780) 442-0450.

Business

The Company plans to develop and operate paper recycling facilities in the United States. Each anticipated facility will utilize unique equipment and processing technologies to manufacture recycle paper into reusable products. The management of the Company is currently an officer of Greys Canada, which operates a city-wide paper-recycling program in Edmonton, Alberta in Canada. Greys Canada currently utilizes the model intended for the Company’s planned operations in the United States facilities in that the goal is to capture vast quantities of paper and recycle such paper through unique equipment to produce new paper products. Those new paper products are then sold back to the originator of the paper and others for reuse. The recycling facilities are anticipated to be located near large paper generators which will facilitate ease of transport, collection and redistribution.

At the present time, discarded paper waste generally ends up in landfills. For instance, in a typical city of 1 million inhabitants, the Company anticipates that every year over 4 million tons of paper waste is buried in such manner. Virtually all of this material represents an excellent raw material that can be recycled and reused. These municipalities may run out of landfill space soon. Countless acres of pristine forest space used to make paper may be wasted when an easier recycling solution is available.

There are already strong efforts underway to use recycled paper in response to public demand, therein limiting the necessity of cutting down so many trees. However, the Company anticipates a high demand for paper fiber across the continent (and beyond) to grow as the world moves toward a green, eco-friendly use of natural resources. As such, every year, many forests that continue to be destroyed so that tremendous quantities of new paper fiber can be processed at industry mills for which the Company offers an eco-friendly alternative product. The Company’s success as a business may offer substantial environmental benefits of recycling paper. The Company aims to provide its product in a cost-efficient and profitable manner through a closed-loop paper recycling operation.

The Company’s focus on closed-loop recycling refers to having local businesses supply the Company with its waste office paper and used white cotton clothing (i.e. bed sheets, towels from hotel, motels). The Company uses a unique manufacturing process and converts this waste into useful paper and paper products. These products are then resold in the local area. Thus, closing the loop on the recycling process. In this manner, the Company believes itself to be unique because it can help to create permanent local jobs, use local raw material and sell the recycled product locally. The Company considers a “local” market to be a geographical area of approximately 40 miles around the recycling plant usually covering a population demographic of 1 million people. Based on the Company’s calculations, the population of 1 million generally uses at least 40 tonnes of paper per day.

The Company believes that the underlying economics associated with paper recycling are sufficiently strong. A modern closed-loop paper-recycling operation, which the Company plans to use, is not only effective in extending the lives of landfills, but the selling of recycled paper products generated by the processes involved is potentially very profitable. Large organizations use vast quantities of paper at significant cost to themselves and the environment. Once a closed-loop recycling program is in place, these organizations’ paper can be collected and processed in an efficient facility very near to their places of operation. The organizations then receive back paper products at competitive price points that involve the same standards of quality as non-recycled products. A closed-loop recycling project is anticipated by the Company to change purchasing behaviors of major paper users. The paper used can be recycled locally, converted back into useful product, and returned back to the original user for reuse through the Company’s plan of operation.

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The Company plans to offer unique equipment configurations and processing systems to partner with host communities and organizations across the United States to offer profitable paper recycling facilities would be established within these communities and organizations. The Company hopes that the resulting finished paper products from the recycled paper would be of superior quality and comparable price relative to any competing paper brands already on the market. The Company plans to work with host sites that already feature high levels of available paper and fiber waste, and a large customer base (especially institutional and corporate) that demands quality recycled paper. The Company has received interest from over 30 cities across the United States for the establishment of a paper recycling facility in their respective communities, and the Company is actively pursuing a number of such host partnership opportunities across the United States.

To date, the Company’s outreach has mainly entailed directly contacting the commerce and waste management divisions of differing communities throughout the U.S in order to better understand what these communities are currently doing in terms of paper recycling. The Company has discovered that presently most of the communities in the U.S. are recycling their waste paper and only 35% of waste paper goes to landfills; however, in this case the term “recycling” does not mean manufacturing or converting what they have collected into the new products. These recyclers typically only collect waste paper, clothing etc., sorting them, bailing and exporting to other countries for actual conversion into the new products. On the other hand, the Company plans to work with these recyclers, buy the material at market cost and then the Company would use it in its plant and produce new paper products and sell it back to the community.

Although the Company has started its initial operations, it has yet to build any plants or engaged in any recycling within a host community. To date, the Company’s focus has been on building its business plan, making outreach to potential host communities and laying a foundation upon which to build its business.

Risks and Uncertainties facing the Company

The Company has not generated revenues to date, and the Company may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require substantial additional funding. As an early-stage company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

Greys Canada is currently operating a citywide, paper-recycling program in Edmonton, Alberta. Greys Canada has demonstrated the ability to capture vast quantities of paper, and to recycle it through the use of unique technology so as to produce new paper products. These paper products are being sold back to the originator for reuse. The current facility converts roughly 40-tons of paper into useful end product every day, with much of this restored product staying within a closed-loop recycling program. The Company will require funding to build facilities such as these one in Edmonton when it partners with communities and organizations in the United States to implement the closed-loop paper recycling program. Each facility is expected to encompass unique equipment and processing technologies, and each facility is planned to spearhead the establishment of a closed-loop paper-recycling program in that community.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. The Company estimates that over the next several years, it will require as much as $100 million to finance, develop and expand its business according to its business plan and goals. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must minimize operating costs and expenses in order to maximize profit from the revenues that it receives. Third, in order to expand, the Company will need to continue implementing effective strategies to partner with communities and organizations across the United States. The Company has developed its initial sales, marketing and advertising strategies, however, the Company will need to continue refining these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, the Company must continuously identify, attract, solicit and manage employee talent. The Company plans to consistently recruit, incent and monitor its employees.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited sales and marketing to reach communities and organizations to work with and serve as a base for attracting customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

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The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 5,127,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 5,127,000 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale

Common stock outstanding before the offering (1)	14,127,000

Common stock for sale by selling shareholders	5,127,000

Common stock outstanding after the offering (1)	14,127,000

Offering Price	$1.00 per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

Summary Financial Information

The statements of operations data for the period from May 20, 2014 (inception) to December 31, 2014, and the balance sheet data as of December 31, 2014, are derived from the Company’s audited financial statements and related notes thereto included elsewhere in this prospectus. The statement of operations data for the six months ended June 30, 2015, and the balance sheet as of June 30, 2015, provided below are derived from the unaudited financial statements and related notes thereto included elsewhere in this prospectus.

	Six months	May 20, 2014
	ended	(inception) to
	June 30, 2015	Dec. 31, 2014
	(unaudited)
Statement of operations data
Revenue	$0	$0
Gross profit	$0	$0
Income (Loss) from operations	$(183,406)	$(657)
Net income (loss)	$(170,587)	$(657)

	At June 30, 2015	At December 31, 2014
	(unaudited)
Balance sheet data
Cash	$33,478	$0
Other assets	$1,304,164	$0
Total assets	$1,337,642	$0
Total liabilities	$121,479	$0
Total shareholders’ equity (deficit)	$1,216,163	$0

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

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The Company has no revenues to date.

The Company has generated no revenues to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

No assurance of market acceptance in the United States

There is no assurance that the Company’s products or solutions will be met with market acceptance in the United States. Moreover, there is no assurance that these products and solutions will have any competitive advantages. Also, there is no assurance that the market reception will be positive. There can be no guarantee that the Company will not lose business to its existing or potential new competitors.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and five percent shareholders beneficially own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and five percent shareholders of the Company currently beneficially own more than a majority of the Company’s outstanding common stock. As such, they control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

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The Company depends on its management to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officer, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company may be subject to and could incur substantial costs to comply with environmental requirements.

The Company may be subject to potential liability and restrictions under environmental laws regulations, including those relating to transportation, recycling, treatment, storage and disposal of wastes and discharges of pollutants to air and water. The Company’s recycling operations may be subject to various federal, state and, in some cases, local environmental, odor and noise and land use restrictions. If the Company is unable to comply with these regulations and requirements or if it operates without the necessary approvals or permits, it could be forced to spend substantial capital on compliance measures, temporary or permanent discontinuance, and/or corrective actions, or potentially be subject to administrative or civil, and possibly criminal, fines and penalties. These could potentially be significant costs, materially affecting the Company’s cash flows, and available capital. Environmental and land use laws may also impact the Company’s ability to expand its operations.

The Company may face significant competition from companies that serve its industries.

The solid waste services and recycling industry is highly competitive, and requires significant labor and capital resources. The markets in which the Company intends to compete may be served by existing large national, super regional or local solid waste and recycling companies. The Company may encounter substantial competition not only to provide services to its customers, but also to acquire new business. Some of these competitors may have greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners.

As is generally the case in the Company’s industry, municipal contracts may be subject to periodic competitive bidding. The Company may not be the successful bidder to obtain or retain such contracts. If the Company is unable to compete with larger and better capitalized companies through the competitive bidding process the Company’s revenues and operating results could be materially adversely affected.

No formal market survey has been conducted in the United States.

No independent marketing survey has been performed in the United States to determine the potential demand for the Company’s products over the longer term across the United States. The Company has conducted no marketing studies regarding whether its business would continue to be marketable on a large-scale basis. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company's operations on a continued basis.

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The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Securities Act of 1933, as amended, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for intellectual property and trade secret protection in any aspect of its business. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services. Further, there is no guarantee that current patents and other intellectual property adequately protect the Company or its business and operations.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change, as technology needs are as quick to change as are the businesses of customers. Although the Company intends to continue to develop and improve its services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

The Company is authorized to issue preferred stock with certain preferences and has already designated a series of 1,000,000 shares of preferred stock

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of shares of common stock. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company.

To date, the board of directors has designated a series of 1,000,000 of these shares with specific rights and preferences. While only 1,000,000 preferred shares have been designated to date as a series by the board of directors of the Company, further preferred shares or preferences may be issued at any later time, subject to the sole discretion of the board of directors.

The Series A preferred stock designated by the board of directors has substantial rights and preferences that are senior to and above the common stock of the Company

At present, the board of directors has approved a plan designating a series of preferred stock – Series A. Each share of Series A preferred stock is entitled to 100 votes on all matters on which shareholders are entitled to vote. While there is no fixed time when the designated shares of preferred stock will be issued, the Company has designated such Series A preferred stock and may issue these shares to its current officers and directors.

The Series A preferred stock may give voting control over the Company to its affiliates, officers and directors

The Company may issue Series A preferred stock to its affiliates, officers and directors in order to retain voting control of the Company. The Company’s board of directors has the ability to give itself and the Company’s officers and affiliates voting control over the Company through any such issuances of preferred stock.

9

The Company is an early-stage organization and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the application for quotation on the OTC Bulletin Board is not successful, the Company may seek to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

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The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

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The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 5,127,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares. If, and when, a suitable broker-dealer, underwriter or selling agent is located, the Company would plan to disclose the same in this prospectus through an amendment to its Form S-1 registration statement to include such information herein.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

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The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 14,127,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part.

The Company is authorized to issue 20,000,000 shares of preferred stock, par value $0.0001. The board of directors has presently designated 1,000,000 shares of preferred stock as Series A. No preferred stock has been issued and none is outstanding as of the date of this registration statement.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 5,127,000 shares of common stock for sale to the public by the holders thereof at a price of $1.00 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.1

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At present, the board of directors has designated one series of shares of preferred stock consisting of 1,000,000 such shares. In 2015, the board of directors designated such shares as Series A preferred stock. Each share of Series A preferred stock is entitled to 100 votes on all matters on which shareholders are entitled to vote. The Series A preferred stock ranks senior and prior to the Company’s common stock with respect to dividends, redemption payments and rights upon liquidation, dissolution or winding up of the Company. The preferred stock may receive dividends and is also entitled to a liquidation preference commensurate with its pro rata voting power and rights in the Company (i.e. the Series A preferred shares receive a pro rata liquidation distribution of funds and assets of the Company based upon the voting rights of such preferred shares and other shares of the Company’s capital stock).

There is no fixed time when the designated shares of preferred stock will be issued. The Company may choose to issue such shares to officers, directors and affiliates of the Company.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.

The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that VStock Transfer, LLC of Woodmere, New York will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

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Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends to common stockholders in the foreseeable future. However, the board of directors may, at its discretion, vote to declare dividends to holders of the preferred stock at a rate and at a time to be fixed by the board of directors.

THE BUSINESS

Background

The Company commenced its initial business operations out of a desire of its founders to offer cutting-edge, environmentally sound paper recycling facilities deliver services to recycle paper and manufacture recycled paper products across the United States. Although the Company has started its initial operations, it has yet to build any plants or engaged in any recycling within a host community. To date, the Company’s focus has been on building its business plan, making outreach to potential host communities and laying a foundation upon which to build its business.

The Company and its principal have a relationship/affiliation with Greys Canada, which has implemented a similar business and model in Canada.

Summary

The Company plans to develop and operate paper recycling facilities in the United States. Each anticipated facility will utilize unique equipment and processing technologies to manufacture recycle paper into reusable products. The management of the Company is currently an officer of Greys Canada, which operates a city-wide paper-recycling program in Edmonton, Alberta in Canada. Greys Canada currently utilizes the model intended for the Company’s planned operations in the United States facilities in that the goal is to capture vast quantities of paper and recycle such paper through unique equipment to produce new paper products. Those new paper products are then sold back to the originator of the paper and others for reuse. The recycling facilities are anticipated to be located near large paper generators which will facilitate ease of transport, collection and redistribution.

At the present time, discarded paper waste generally ends up in landfills. For instance, in a typical city of 1 million inhabitants, the Company anticipates that every year over 4 million tons of paper waste is buried in such manner. Virtually all of this material represents an excellent raw material that can be recycled and reused. These municipalities may run out of landfill space soon. Countless acres of pristine forest space used to make paper may be wasted when an easier recycling solution is available.

There are already strong efforts underway to use recycled paper in response to public demand, therein limiting the necessity of cutting down so many trees. However, the Company anticipates a high demand for paper fiber across the continent (and beyond) to grow as the world moves toward a green, eco-friendly use of natural resources. As such, every year, many forests that continue to be destroyed so that tremendous quantities of new paper fiber can be processed at industry mills for which the Company offers an eco-friendly alternative product. The Company’s success as a business may offer substantial environmental benefits of recycling paper. The Company aims to provide its product in a cost-efficient and profitable manner through a closed-loop paper recycling operation.

The Company’s focus on closed-loop recycling refers to having local businesses supply the Company with its waste office paper and used white cotton clothing (i.e. bed sheets, towels from hotel, motels). The Company uses a unique manufacturing process and converts this waste into useful paper and paper products. These products are then resold in the local area. Thus, closing the loop on the recycling process. In this manner, the Company believes itself to be unique because it can help to create permanent local jobs, use local raw material and sell the recycled product locally. The Company considers a “local” market to be a geographical area of approximately 40 miles around the recycling plant usually covering a population demographic of 1 million people. Based on the Company’s calculations, the population of 1 million generally uses at least 40 tonnes of paper per day.

The Company believes that the underlying economics associated with paper recycling are sufficiently strong. A modern closed-loop paper-recycling operation, which the Company plans to use, is not only effective in extending the lives of landfills, but the selling of recycled paper products generated by the processes involved is potentially very profitable. Large organizations use vast quantities of paper at significant cost to themselves and the environment. Once a closed-loop recycling program is in place, these organizations’ paper can be collected and processed in an efficient facility very near to their places of operation. The organizations then receive back paper products at competitive price points that involve the same standards of quality as non-recycled products. A closed-loop recycling project is anticipated by the Company to change purchasing behaviors of major paper users. The paper used can be recycled locally, converted back into useful product, and returned back to the original user for reuse through the Company’s plan of operation.

The Company plans to offer unique equipment configurations and processing systems to partner with host communities and organizations across the United States to offer profitable paper recycling facilities would be established within these communities and organizations. The Company hopes that the resulting finished paper products from the recycled paper would be of superior quality and comparable price relative to any competing paper brands already on the market. The Company plans to work with host sites that already feature high levels of available paper and fiber waste, and a large customer base (especially institutional and corporate) that demands quality recycled paper. The Company has received interest from over 30 cities across the United States for the establishment of a paper recycling facility in their respective communities, and the Company is actively pursuing a number of such host partnership opportunities across the United States.

To date, the Company’s outreach has mainly entailed directly contacting the commerce and waste management divisions of differing communities throughout the U.S in order to better understand what these communities are currently doing in terms of paper recycling. The Company has discovered that presently most of the communities in the U.S. are recycling their waste paper and only 35% of waste paper goes to landfills; however, in this case the term “recycling” does not mean manufacturing or converting what they have collected into the new products. These recyclers typically only collect waste paper, clothing etc., sorting them, bailing and exporting to other countries for actual conversion into the new products. On the other hand, the Company plans to work with these recyclers, buy the material at market cost and then the Company would use it in its plant and produce new paper products and sell it back to the community.

Although the Company has started its initial operations, it has yet to build any plants or engaged in any recycling within a host community. To date, the Company’s focus has been on building its business plan, making outreach to potential host communities and laying a foundation upon which to build its business.

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Plans

The Company’s goal is to launch a minimum of six new paper recycling plants across the United States within a 2-year timeframe. Currently, the Company has received letters of interest from at least six municipalities in the United States, including St. Joseph, Missouri, North Kansas City, Missouri, Topeka, Kansas, Lawrence, Kansas, Shawnee, Kansas and Franklin County, Kansas. The Company has not yet committed plans to work in any location.

The Company would like to construct a new paper recycling facility will serve a host community with a regional population of one million people. As a consequence, each new plant is then expected to generate 1,200 tons of recycled paper per month once operational. The rollout process envisioned could be achieved through an overlapping, three step sequence, whereby a team of specialists that the Company plans to hire would act on one development phase for one location, while the two other teams that the Company plans to hire do their part for separate facilities. Through the actions of these three teams which the Company hopes to hire, each new plant would undergo the full regimen of required actions, from planning and construction of the facility, through to acquisition and installation of equipment, ultimately culminating in that location’s startup and operation.

The three-step development phase for implementation of these plans is as follows:

Site Feasibility

Prospective host communities are evaluated according to a number of important criteria that will confirm the worthiness of each locale for a paper recycling venture. Choosing the right host community is an important step. Whereas the Company has received varying levels of interest from over 30 communities across the United States, a detailed analysis of these potential sites has only recently commenced. The criteria considered by the Company in evaluating host communities includes the following: (a) a region with 1 million or more people in population; (b) an area that has high unemployment relative to state or national averages; (c) an area that has relatively low housing values as compared to state or national averages; (d) a community with declining industrial sectors; (e) a community with a significant cluster of major, higher educational institutions; and (f) a community with a significant presence of government offices (state or federal).

Site Development

The second step, once a particular host community is chosen, is to “make it happen”. In other words, the right piece of land has to be acquired, the proper building has to be built, the right equipment has to be purchased and installed, and the local marketplace has to be developed. In broad terms, the development phase for each new Company location will likely require a minimum of one full year from start to completion of this phase.

Site Launch

The third step involves the site launch, and will initiate once the building has been constructed and the internal major equipment and systems has been installed. Production personnel are recruited and trained, the equipment and systems are tested, and all of the plant’s principal operational protocols are implemented. This third activity phase is envisioned to require roughly six-months, at the end of which that site will be fully operational.

The Industry

Every year, tremendous quantities of paper are generated across North America. Much of the discarded paper is presently not being recovered within recycling programs. The volume of recycling activity is increasing, as is the value of that recycling effort. The generation of paper is a large and ongoing phenomenon.

The Company’s management notes the following trends:

•	Presently, across North America per capita consumption of paper is approximately 260 kilograms.

•	The average annual rate of consumption for paper in the world is 1510 sheets per person (source: World’s top 30 producing and consuming countries, 2000. Pulp and paper international).

•

The average business office employee generates about 1.5 pounds (or 37 sheets/day) of paper employee per day (source: Diversion is not recycling. Paper Recycling Association of Canada, Presenter Dwight Whynot Executive Vice president Minas Basin Paper & power company Ltd., Toronto October 1st, 2007).

•	Paper and paper products account for more than one-third of all America’s waste.

In the recovered paper market (recovered paper is the term for paper that has been collected from user recycling bins in offices and through municipal recycling operations), the Company notes other important data sets:

•	The USA recovery rate for printing and writing paper was 60.8% in 2009 (source: AF & PA Recovery Progress Report May 2001).

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•	The USA recovery rate for old newspaper and uncoated mechanical paper was 70% in 2009. Approximately two-thirds of the paper material recovered for recycling in the USA is used domestically (source: Fact Sheet on the recovery of ONP and Mechanical papers, www.paperrecycles.org.).

•	In the USA, 9190 million tons of office paper were generated, and 4220 million tons were recovered in 2002 (source: Recovered paper statistical highlights, 2002 edition, AF&PA).

•	Market analysis predicts that recovered paper demand will increase by 3.5% per year globally over next 15 years. The USA is the biggest exporter of recovered fiber (source: Distribution channels for paper, global overview, properties and testing of paper and pulp, www. risiinfo.com).

•	National consumption rates of recycled paper in the USA are 92.355 million tons every year. Per capita consumption is 332 kg/year (source: Facts about paper and paper waste, http://www.id2.ca/).

•	Of the recovered paper collected in North America, 30% was exported to Asian countries. Fifty percent of recovered paper was used to produce new paper (source: Municipal solid waste generation, recycling and disposal in the United States: facts and figures for 2008, www.epa.gov/wastes).

•	Recovery of all printing and writing papers is 41.1% (office paper is recovered at a rate of 46.9%), but only 4.8% of recovered paper goes back into making new recycled printing and writing paper (source: Fact sheet on the recovery of printing-writing papers, www.paperrecycles.org).

•	Only 5% of paper returned to commercial pulp and paper mills in Canada and the USA for processing is recycled into new printing and writing paper (source: Paper recycling in Canada—Some facts.) www.portaec.net/library/recycling/paper_recycling_in_Canada_.html, also from frequent questions paper recycling - Retrieved Nov 13, 2008 From US EPA: www.epa.gov/osw/conserve/materials/paper/faqs.htm).

The Market: Paper Recycling

Across North America, consumption of paper is substantial. There are strong efforts underway to use recycled paper in response to public demand. However, the Company considers that there is a need for better solutions.

At present, there are few reprocessing facilities which make recycled paper, hence this product is generally not readily available in all markets and distribution channels. Such products tend to be associated with a premium price. Also, reprocessing of waste by these facilities tend to rely on relatively higher cost first-generation technology.

The Company’s Presence in the Market

The Company plans to grow through sales and marketing efforts that build partnerships with host communities and organization for which its solutions are applicable.

The Company hopes to leverage the successful model used by Greys Canada to become a leader in America’s paper recycling industry. The Company’s anticipates its processing facilities will enable it to maintain large operational volumes while achieving necessary efficiencies. By so doing, the Company hopes to establish synergies and generate significant revenues, cash flows and profits from a network of plants across the nation.

As the Company hopefully expands, the Company would expect to gradually expand its workforce, including the recruitment of key management / administrative specialists to lead key initiatives. For instance, once the Company expands its operational capabilities, it expects its appetite for paper waste feedstock will expand, and a dedicated marketing and sales professional is likely to be required to seek out and establish collaborative arrangements with large-scale paper fiber waste generators (corporations, large institutions, etc.) to gain ready access to these materials. Other possible new positions within the Company will likely involve technical specialists to develop and maintain the Company’s anticipate arsenal of high-tech processing equipment.

Over time, the Company aims to become better positioned to consider expansion into other recycling markets, both in terms of new processing capabilities as well as new geographic territories served. Essentially, any area with a population of 50,000 or more could be able to support one of the Company’s recycling plants (although the Company targets host communities that have a metropolitan population of 1 million people). Each new facility would establish a potentially viable business opportunity and employment in that location, while at the same time helping to protect that region’s environment.

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Each of these new facilities are targeted to produce 1,200 tons of recycled paper end-product per month. This volume of output requires a steady inflow of comparable volumes of waste paper fiber from the local host community. In general terms, each of these communities is presently throwing away twice this tonnage of perfectly useable paper fiber within their local landfills.

Along the way, the Company hopes to work collaboratively with government, environmental advocacy groups, industry players, and others sharing the “green” vision so as to develop better policies, programs, and procedures to enhance the environment.

To date, the Company’s outreach has mainly entailed directly contacting the commerce and waste management divisions of differing communities throughout the U.S in order to better understand what these communities are currently doing in terms of paper recycling. The Company has discovered that presently most of the communities in the U.S. are recycling their waste paper and only 35% of waste paper goes to landfills; however, in this case the term “recycling” does not mean manufacturing or converting what they have collected into the new products. These recyclers typically only collect waste paper, clothing etc., sorting them, bailing and exporting to other countries for actual conversion into the new products. On the other hand, the Company plans to work with these recyclers, buy the material at market cost and then the Company would use it in its plant and produce new paper products and sell it back to the community.

Governmental Regulations

Due to the Company’s operations within the paper management and recycling industry, the activities and operations of the Company could be or could become subject to environmental regulations, license restrictions and other government requirements. To the extent that such regulations exist and become known to the Company, the Company intends to comply with applicable requirements in order to continue to build and operate its business.

Products and Services

The Company’s plant design is the first of its kind to adopt a truly closed-loop paper recycling manufacturing process. The capacity of a standard plant is 40 tons per day of paper production. The plant is expected to run 24 hours a day for 360 days in a year.

Office paper and cotton clippings pulp are combined together to make writing paper. This paper will be like normal writing paper, except that it has a greyish tinge and better strength. This paper is 100 percent recycled, and can in fact be recycled again and again without difficulty. This project utilizes total mechanical conversion of paper fiber into new, recycled paper products. Natural binding agents are used, as is aluminum sulphate, a flocculating agent. These natural and non-toxic ingredients are added to the pulp to make the final paper product blot free. Paper and cotton fiber items are collected and stacked according to their pickup source within a marshalling area.

At the point of entry, all material is counted / scaled, and recorded. This material is then assigned to an upcoming production run. A FIFO (first in first out) system is employed, where the first materials collected are the first to be processed. As particular batches of paper or cotton fiber become ready for processing, they are moved by forklift into the main production area. Staff then feeds the material into primary holding tanks, ensuring that the right types and quantities of fiber (paper versus cotton) are injected so as to ensure the upcoming production process leads to a final product that adheres to necessary quality standards.

The heart of the production floor contains one or more modern day paper presses. In the Edmonton, Alberta, Greys Canada plant, three are paper production presses; one-ton, five-ton, and 40-ton. The smaller presses produce paper for envelopes and other stationary such as note pads and photocopy sheets, whereas the 40-ton press generates commercial grade office paper.

Emerging from the various equipment components are desired end products, which then undergo subsequent printing, folding, bagging, baling, etc. as required. These final products are then counted, weighed and recorded. At that point, the end product is moved by forklift to a shipping dock, from where the Company’s trucks will transport and deliver products as required by the end customers.

In accordance with the closed-loop concept, the intent is for most or all end product to be shipped back to the originators of the initial used paper. When done correctly, the biggest benefit involved is that the process produces 100 percent recycled paper at a cost that is very much like traditional new mill-made paper. This process means the plant’s customers can pay a normal price that they are already used to paying, except that in the process they are helping to recycle (supporting of the environment) and also helping to support a local manufacturer (supporting local employment and businesses). The initial range of end products that the Company could potentially produce includes writing paper, envelopes, note pads, photocopy paper and business cards.

Many more end product categories can be generated as feedback is gathered from key customer groups identifying what they want. Certain specialty machinery and processing capabilities can readily be added into the overall production line. Ideally, because the profit margins tend to be much higher, each local plant will strive to manufacture special, custom products for its customers. For instance, the output of special size containers and trays would perfectly suit the needs of local manufacturers and shippers.

A standard sized plant can produce approximately 1,500 boxes of paper per day (a box holds 10 packages of 500 sheets of paper). This paper production can be priced at a direct comparable price to the marketplace’s current wholesale pricing for unrecycled paper. The Company can generate such a significant margin per box because its supply chain is far less costly than traditional paper production.

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Product Distribution

The Company expects to arrange truck-transported delivery for its mid-range to large-sized customers, especially when delivering significant volume orders. Delivery is planned to be made using the Company’s delivery trucks. The product should leave the Company’s loading docks and arrive at the customer’s place of business, receiving department, or warehouse typically within 30 minutes. Moreover, since these deliveries would be mostly large volume purchases, the Company anticipates that delivery fees will be waived. Notably, since deliveries will involve the Company’s own vehicles, this occurrence presents an opportunity for these organizations to participate in a closed-loop recycling program.

Although the Company has not yet commenced actual recycling operations or reached a final agreement to do so with any host community, the Company has outlined the process that it intends to use once such operations do start. The Company plans to produce the paper locally and within a 40 mile radius, and can thus be in a position to deliver paper within 30 minutes to a customer. The Company has also determined that operating smaller warehouses in a community would be expected to reduce only shipping costs, but also the carbon foot print that the Company creates. The estimated 30-minute delivery time is based on the Company expecting to have (when its recycling operations start in a host community) small outposts that are well-stocked with product for delivery when a customer places an order. The Company intends that, when the community signs an agreement with the Company the Company will set up a small office in the community and start marketing the paper as soon as possible. The Company may choose to import the paper from Greys Canada until the Company has better established its business operations in the U.S. and also plans to conduct targeted local marketing in a new host community. In this manner, by the time a recycling plant is ready to function in a host community, the Company hopes to have already created a local market for its products as well as an initial localized customer base.

Aside from direct supply and sales to area organizations (through the closed-loop arrangement), the Company also expects to establish and maintain marketing channels through local stationery dealers. Ordinary citizens therefore also have the privilege to buy the Company’s recycled paper products.

The primary focus of each production plant will be to serve only the paper recycling needs of its host community. No paper end-product is envisioned being distributed to far away recipients (i.e. more than 100 miles away) relative to the plant’s location. Therefore, the Company will not deal with major paper generators or recycled paper buyers located outside of a plant’s operating region.

Pricing

The Company believes that it will maintain competitive pricing for its products. The Company expects to produce approximately 88,160 pounds of paper products per day at each facility that it operates. Sheets of paper will be packaged in a standard box of ten reams, five pounds each. Each box could be sold for $55.00 on average.

The Company could then potentially charge more for demonstrated quality success. Although the Company expects to price its products competitively, it does not intend to make price its only marketing point to customers.

The Company expects to produce 1,200 tons of recycled paper product per month. Given the Company’s current expected pricing levels (in the range of $2,000 per ton). Sheets of paper will be packaged in a standard box of ten reams, five pounds each. Each box could be sold for $55.00. The Company could potentially charge more for demonstrated quality. Although the Company expects to price its products competitively, it does not intend to use price as its only marketing point.

In accordance to the closed-loop concept, the intent is for most, if not all, of the end product can be shipped back to the originators of the initial used paper

Competition

The Company faces strong competition from existing paper recycling companies and paper suppliers. Various paper supplies with recycled content ranging from 0 % to 100% are available in most local marketplaces. Some of the best-known recycled paper producers and established competition include, but are not limited to, the following: Capital Paper Recycling Ltd., Boise, Inc., Cascades Fine Paper, Kimberly- Clark Corporation and Strathcona Paper LP. However, many of the established paper companies typically do not provide a true recycled paper product. Most of the paper mills across North America are still using just a minimum of 30% of recycled paper and paperboard in their recycled paper product lines.

It is also important to note that the recycled paper appearing on most store shelves today tends to be sold at premium rates. This reason is a major factor behind many organizations choosing not to use recycled paper, even though they would like to be able to employ it. Keeping this fact in mind, the Company has designed its internal systems and efficiencies to produce recycled paper products at price points comparable to regular (new) paper. Moreover, there are many paper mills around the world producing writing paper using wood pulp. Their cost of paper largely depends on the cost of wood pulp, which is a traded commodity in the international market. On the other hand, the Company intends to use paper and used cotton clothes, which are not traded commodities.

The Company expects to be able to consistently price its products lower than its competition, therefore, setting itself apart from competition at least on that basis. Furthermore, at present, no singular recycled paper product brand or manufacturer dominates any local landscape. There is no particular name or brand that comes to consumer’s minds when they think of recycled office supplies. The Company also expects that many organizations and communities would benefit from the green-friendly footprint of using the Company’s product which show a very high level of recycling and environmental / economic efficiency.

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Paper Recycling

In terms of manufacturing recycled paper, currently there are limited local providers of this valuable service in the vicinity of the host communities that the Company is considering across the United States. For the most part, these municipalities are simply discarding this material into their landfills. The introduction of the Company’s facilities into these locations would represent a significant environmental solution. First, recycling paper directly reduces the need to cut down virgin forests. Secondly, recycling the paper stream generated in a community directly will extend the life of that municipality’s landfill (studies indicate that roughly one-third of landfill space is filled with paper). The introduction of paper recycling ventures would also be creating a new, economically viable, labor generating, manufacturing sector in these communities.

Paper Products

In terms of the end-products themselves, there are many, major, long-established, manufacturers, across the United States and abroad. These entities tend to be large corporate entities that generate hundreds of millions of dollars in annual sales. Overall, the paper product industry represents a mature, and highly competitive sector.

Other producers of new virgin paper cause destruction of forests. However, they do bring to market quality product that is in widespread use by business, institutional, and household sectors. In recent years, they have increasingly begun integrating paper fiber into their product mix, however the methodologies used are not environmentally benign, the percentage of fiber used typically is far less than 100 percent, and because of the processes used the resulting product is often more expensive and / or diminished in quality.

The initial range of end products that the Greys venture can produce includes: Writing paper; Envelopes; Note pads; Photocopy paper; and Business cards. Many more end product categories could be generated as feedback is gathered from key customer groups identifying what they desire.

Competitive forces in the marketplace ensure price points for paper products remain low and steady. Distribution channels for paper products are very extensive, and product is readily available across the country through major stationery and office supply stores, photocopy shops, print shops, and a host of other specialty and general retailers, distributors, and agents.

Because of three important cost reduction factors, the paper products produced by the Company are expected to easily match the price points set by all of the traditional paper manufacturers, and in some cases, could be significantly lower.

Inexpensive Raw Material. The raw material used by each Company plant would be inexpensive compared to what the traditional manufacturers pay for virgin fiber. The Company plans to make arrangements with local authorities to receive the daily volumes of paper so that they are already collecting through their municipal waste collection systems, which should benefit the Company. Specific contractual details may vary from one municipality to another, but generally, these host communities are expected to be pleased to direct this material away from their landfills, at zero or nominal charge. At this time, the Company does not have any formal arrangements with local authorities, but the Company expects to be able to build such relationships. The Company anticipates that municipalities will be glad to be involved in the Company’s efforts to bring jobs to their communities and provide new and innovative solution to address landfill, waste management and recyling issues in these regions.

Simplified Marketing. The Company’s marketing requirements are less than what any of the big competitors must commit to marketing. The Company offers a much more limited array of product, and most of it almost automatically can sell itself to a growing dedicated consumer base that wants to support recycling efforts. Beyond the initial marketing effort to find and sign these customers up in the first instance, thereafter the Company would be able to continue selling end-product to these same buyers with minimal marketing or account maintenance effort required after the initial marketing entry point.

Local Operations. Because each Company production plant operates within a relatively small geographic area, all of its costs are projected to be localized and controlled. It is particularly important in terms of transportation and freight charges. Raw materials are local and easily acquired, and end-product can be shipped out from the loading dock to customers using smaller delivery vehicles and in a timely manner. There is no need for holding warehouses or cumbersome logistical arrangements.

Strategic Partners

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations, most notably host communities and organizations for its products and facilities. The Company is anticipating the entry into a relationship with Kansas municipalities to host the Company’s facilities in Kansas. However, currently, the Company has no such strategic partners in place for its products or facilities.

The Company does have an important strategic relationship with Greys Canada.

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Kansas Program

The Company has been in active communication with the Kansas Department of Commerce and is close to finalizing a partnership with Kansas municipalities to host the Company’s facility for manufacturing recycled paper in Kansas. At the present time, the Company anticipates entering into a final arrangement and package for hosting the Company’s facilities in conjunction with the Economic Development Corporation of Lawrence and Douglas County in Kansas.

Suppliers

Due to the developmental-stage of the Company, there are no supplier relationships. However, in moving forward, the Company hopes to establish business relationships with suppliers of equipment and chemical reagents used in the paper recycling and paper production processes. Where circumstances permit, the Company plans to use entities that are local to the Company’s production plants. In the event of a long-term supply disruption for whatever reason, the Company’s materials could readily be replaced with similar materials from other suppliers.

Operations

The key equipment items that would be needed for Greys production plants is as follows: Pulper(s); Beater(s); Screening Equipment(s); Paper rolling Machine(s); Paper machine Calendar; Rewinder(s); Paper Cutter(s); and Paper wrapping machine(s).

In total, the costs of these equipment items is approximately 8 million dollars. The Company is considering setting up its own manufacturing facility in India for all its equipment needs under the name of Greys Paper India Private Limited. However, no formal arrangement has been finalized yet.

Marketing and Sales

The Company has conducted limited advertising and marketing to date to reach new clients. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use in order to grow its business and expand its customers. The Company eventually anticipates a significant budget and need for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s products and platform.

The Company expects to build a sales team to work closely with a marketing team that it hopes to build in order to convert prospects into new customers. The sales team that the Company hopes to build would be structured to align with target markets based on territory and customer patterns. The Company plans to launch a media campaign. Thereafter, the Company will advertise in local newspapers, and industry magazines.

The Company’s planned sales team would arrange for demonstration gatherings at the plant (typically by way of invites and referrals). This goal is effective promotion to business decision makers, government officials, and media. The Company’s anticipated sales team would attend business mixers and seminars to carry out networking. New and innovative additions to the Company’s Internet presence are expected to be a high priority. The addition of e-commerce capability to the website could enable customers to place orders directly online.

Once the Company begins operations at facilities in the United States, the Company plans that each production plant will house and support its own local sales team of approximately 5 persons (such a team does not currently exist, but the Company hopes to build such team). These staff members will deploy the company’s marketing plan for their host community.

The Company is, and plans to be, an active participant in community outreach programs and the Chamber of Commerce. Collateral promotional materials highlighting the benefits of the Company’s products and processes are in the process of being developed and distributed. The marketing team that the Company hopes to build may include PR personnel that engage in public speaking and writing. This campaign may lead to articles being submitted to local media, informational responses to incoming inquiries, and presentations at public forums. Promotional information is also expected to be mailed to target recipients. The Company’s advertising and promotional messaging may be printed on its envelopes, which would then be mailed or dropped off directly to target businesses.

The Company may communicate with prospects as to why exactly they should do business with the Company. The Company’s planned marketing team would strive to get sales prospects excited about the Company’s products. A sale results when the Company educates prospective customers on the Company’s paper process, its uniqueness, its texture, the closed loop process, and the fact that many local institutions (e.g. City Hall) would support this initiative.

Some of the key messaging to be used includes recognition that the Company anticipates being the first in North America to make paper exclusively from office paper and used cotton clothing -- a closed-loop recycling program. Products are made from 100% office paper and used cotton clothing. As a result, the Company is not cutting down any trees. Additionally, this program will be a locally driven company with local manpower, local resources and local solutions. Moreover, the Company expects that its pricing will be very competitive and include products for everyone, from printing companies, wholesalers, architects, advertising companies, energy companies, banks, and any other business or institutional offices.

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Research and Development

In that the Company is a new venture, there is no past R&D data to present. However, of particular significance is the fact the proponent of this company (Mr. Rajan Ahluwalia, a director and the sole officer of the Company) has established very similar paper recycling facilities in other locations. The most recent such plant is in Edmonton, Alberta, Canada. In effect, all of this preceding activity represents R&D value in terms of this venture. The Edmonton plant, built in 2012 and operationally setup over the ensuing 2-years, is currently fully operational and producing roughly 1,200 tons of recycled product per month. The processes being employed, and the volume of output are essentially the same as that being proposed for each of the new Company production facilities to be built. The development of the Edmonton facility was undertaken by Greys Canada.

Revenues and Losses

Since its inception, the Company has focused its efforts on conducting market research and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits. The Company has no revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy for its paper recycling facilities and commercialize its paper recycling and paper supply business.

Equipment Financing

The Company has no existing equipment financing arrangements.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in May 2014, and was formerly known as Fall Valley Acquisition Corporation. In November 2014, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Fall Valley Acquisition Corporation to Greys Corporation.

Sub-License

On February 1, 2015, Greys Corporation (the Company) entered into a Sub-License Agreement with respect to certain assets (the “Sub-License”) with Greys Paper Recycling Industries Limited Partnership, a company organized under the laws of the Province of Alberta in Canada (“Greys Canada”). The purpose of the Sub-License was to develop the Company’s business and build substantive operations from this initial base of assets. The Sub-License provides the Company with an exclusive sub-license to use certain intellectual property of Greys Canada in connection with the Company’s plans regarding recycling of various waste materials in the United States.

Greys Canada is controlled, operated and managed by the Company’s president, sole officer and a director, Mr. Rajan Ahluwalia. Greys Canada previously obtained from Mr. Rajan Ahluwalia the rights to methods of production of high quality recycled paper products using a combination of recycled paper pulp and recycled cotton to create finished paper product, comprising of a patent application. Under the agreement between Greys Canada and Mr. Ahluwalia, Greys Canada can sub-license such intellectual property to third parties (such as the Company).

Pursuant to the Sub-License, the Company is required to pay to Greys Canada a royalty fee of ten percent (10%) of Net Revenue generated by use of the licensed intellectual property. For purposes of the Sub-License, the term “Net Revenue” refers to the Company’s total sales, less interest, taxes, depreciation, amortization, expenses, shipping, taxes, returns, cost of production, certain rebates and various allowance for bad debt.

The Sub-License has a period of 10 years, expiring on January 31, 2025. There are also provisions for renewal or termination of the Sub-License in the agreement between the Company and Greys Canada.

Relationship with Tiber Creek Corporation

The Company (through Mr. Rajan Ahluwalia) previously entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers (collectively, the engagement agreement is known herein as the “Tiber Creek Agreement”).

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Under the Tiber Creek Agreement, Tiber Creek is entitled to receive non-refundable cash fees from the Company for its services totaling $85,000 (of that amount, $30,000 was payable immediately to Tiber Creek, $20,000 within 30 days and the remaining $35,000 over a period of 150 days). In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 250,000 shares. The Tiber Creek Agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement filed by the Company.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Fall Valley Acquisition Corporation (the former name of the Company), are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Fall Valley Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

In November 2014, pursuant to the activities contemplated by the Tiber Creek Agreement, the Company implemented a change of control by issuing shares to new shareholders (including 3,000,000 shares to Mr. Rajan Ahluwalia, the sole officer and director of the Company), redeeming shares of existing shareholders (including Mr. Cassidy and Mr. McKillop), electing new officers and directors and accepting the resignations of its then-existing officers and directors. In connection with the change of control, the Company changed its name from Fall Valley Acquisition Corporation to Greys Corporation.

Intellectual Property

The Company does directly hold any patents, nor does the Company intend to pursue the registration of patents in the future. However, the Company may register certain trademarks related to the Company and does maintain certain trade secrets related to the proprietary methods employed by the Company. Moreover, the Company does intend to license certain trademarks from Greys Canada in the future. The Company is also subject to the Sub-License with Greys Canada, whereby the Company makes use of intellectual property of Greys Canada (which it obtained from the Company’s sole officer and a director, Mr. Rajan Ahluwalia).

The Company’s rights to use Greys Canada technologies are especially vital to the Company’s business.

Employees and Organization

The Company presently has two employees in addition to its sole officer and director, Mr. Rajan Ahluwalia. The two employees are engaged in sales and marketing activities for the Company.

In the future, when finances allow, the Company plans to build an employee organization. The Company expects that most employees would receive health benefits at that time. The Company may offer additional fringe and welfare benefits in the future as the Company’s profits grow and/or the Company secures additional outside financing.

Once the Company completes a production facility, the Company expects each production plant to employ approximately 113 persons once fully operational in a host location.

Property

Currently, the Company has no property of its own, other than corporate office space that it has set up in Kansas during 2015. The Company plans to operate its business from this location at Corporate Ridge II, 18001 West 106 Street, Suite 130, Olathe, Kansas.

Several leading host community locations have been identified, all of whom comprise regional populations exceeding one million people. However, formal steps committing to specific land acquisition and construction activity has not yet been finalized within any of these municipalities, however, the Company hopes that these steps will be carried out over the upcoming time period.

Each new Greys production plant is expected to consist of a traditional build structure. All recycling, production, and office activities are contained within that structure. The materials to be used in the construction processes include R-60 insulation, and the entire facility could end up as extremely energy-efficient. The Company expects to use solar sun pipes for most of its lighting and incorporate both solar power and methane energy from waste materials for heating. The Company also anticipates the use of rainwater in the manufacturing process. The plant would provide 50,000 square feet of space, its diameter is 252 feet, and its height is 84 feet. A second, smaller dome structure is attached to the first one, connected by an office block 80 feet long and 45 feet in width. This second dome is 110 feet in diameter and 54 feet high, thus providing an additional 10,000 square feet.

The Company’s intent is to locate these facilities on purchased land in close proximity to (or directly within) the city limits of each host community. The lands to be acquired typically would be industrial-zoned properties of approximately 5 to 10 acres, and in every case would provide easy access to principal roadways.

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The Company submitted real estate and incentive requests to various city councils and municipalities in the United States and received positive letters of interest from several of them. The Company is currently gathering further information on job counts, wage information and environmental impact assessments. Subject to these findings, the Saint Joseph (Missouri) Economic Development Partnership has proposed the donation of 24 acres of city-owned property to the Company free-of-charge. Similar proposals offering land, tax abatements and other incentives have been made by the Economic Development Corporation of Lawrence and Douglas County (Kansas), the City of North Kansas City, Missouri, the Franklin County Development Council of Franklin County, Kansas and the Shawnee (Kansas) Economic Development Council.

For purposes of comparison, the Edmonton plant, built in 2012, of Greys Canada can be considered. The plant was set up over 2 years and is currently fully operational and producing roughly 1,200 tons of recycled product per month. The processes being employed, and the volume of output there, are essentially the same as what the Company is proposing for each of the new Company production facilities to be built across the United States.

Lease

In anticipation of its business expansion in association with Kansas municipalities, the Company entered into a multi-tenant lease agreement (“Lease”) with Corporate Ridge II, L.L.C. as of July 1, 2015 for office space in the City of Olathe, Johnson County in Kansas. The Lease premises consist of 2,068 rentable square feet of office space in Kansas. The Lease has a term of 61 months, and is subject to renewal options. The monthly rent starts at $3,791.33 in the first year of the Lease, and gradually increases each year until the last year of the Lease when the rent per month is $4,136.00. The Company, as the tenant, is also responsible for some share of excess expenses of the building in which the office space is being leased.

Subsidiaries

The Company has no subsidiaries.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

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The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

In June 2014, the Company (as Fall Valley Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001610837.

25

PLAN OF OPERATION

Business Plan

The Company’s plan is to develop environmentally-friendly paper recycling facilities, and to market and sell cost-effective recycled paper products. Discarded paper waste presently ends up in landfills. The Company estimates that in a typical North American city of 1 million people, every year over 4 million tons of this material is buried. The Company aims to recycle and reuse this material using proven technologies, and based on a model of success of an existing paper recycling facility currently operating in Edmonton, Alberta in Canada. The Company intends to establish similar recycling plants, mimicking the business model of the Canadian facility in select host communities across the United States.

Whereas recycling is beneficial on many levels, the Company believes that the key to any successful recycling venture in commercial terms is that it generate a useful end product that can readily be sold into the marketplace at competitive prices. This activity must generate sufficient revenue to offset the costs of the recycling process. The Company believes its paper recycling venture can accomplish exactly that objective. Principally, in each host community, a “closed-loop” recycling program will be established whereby the main generators of paper (typically government offices, institutions, companies of every size) direct their material to the nearby plant and in return agree to purchase and use the newly generated paper products. Not only can the recycling process be environmentally-friendly and efficient, it can produces high-quality paper priced at the same (and sometimes even lower) prices than comparable virgin paper products.

Given the huge volumes of paper available for processing every year (presently much of it is unnecessarily filling landfills), plus the fact that the end products that will be produced will have significant inherent economic value, the Company’s business plan presents a business opportunity. Each new Company plant is designed to contribute toward the improvement of the environment, and quickly become a significant employer and contributor to the overall economy of its host community. The processing activities would use the very latest technologies to generate finished paper products of superior quality and comparable price relative to any competing, new paper brands on the market.

As each new processing plant is developed, the Company plans to carry out extensive marketing programs to develop that location’s market for its recycled paper products. Every business, institution, and agency in that region would be approached with a request for them to be part of the proposed closed-loop recycling process. As experience has shown, in virtually every case, these generators of paper quickly agree to become suppliers for the recycling initiative taking shape right in their backyard, and just as likely, they will also agree to be buyers of finished products. The Company plans to target: government; banks; businesses; associations and non-governmental organizations; hotels, motels and laundries.

The Company’s processing methodology is ideally suited to any modern urban setting comprised of a population of a minimum of 50,000 people (although the Company targets host communities that have a metropolitan population of 1 million people), with such areas tending to use and discard at least 500 kilograms of paper daily. Each Company facility will be targeting to recycle 20 percent of this paper.

In preparation for full-scale operations, each new recycling plant will begin collecting and storing certain waste materials. The recyclable materials earmarked for such a program include: most kinds of cardboard and paper; office paper; white cotton (bedsheets, pillow cases, towels, uniforms, cotton clothing); and old blue jeans (denim). Initially, each Greys recycling plant might have to charge a nominal fee for the pickup and / or storage of these materials – a temporary fiscal arrangement; once the Company’s full-scale closed-loop processing operations commence such fees could be dropped altogether.

For each new plant that is established, since it will be necessary to operate initially according to non-uniform production rates (time will be required to reach optimum outputs as sales gradually increase), a combination of closed-loop and open-loop recycling practices will be in place at first. However, as the plant ramps up its production rates, eventually all of its output gradually moves towards a fully implemented closed-loop system.

Edmonton Plant – Greys Canada

The Greys Canada recycling plant in Edmonton, Alberta, Canada, has already demonstrated an effective closed-loop process for manufacturing recycled paper, cardboard, old cotton cloth, denim and certain other materials. The plant there serves a host community of roughly 1 million people, and generates approximately 40 tons of recycled paper daily. Edmonton’s closed-loop process involves collection, processing, and delivery of quality paper products back to the local origins of the waste streams. Establishing and maintaining this closed-loop system involves participation by companies, large institutions, government agencies, and the general public.

Highlights of this process in Edmonton include:

•	Mechanical conversion of paper and old cotton clothes into paper and paper molded products.
•	Producing paper and new products in novel ways, with high quality and a lower price.
•	Natural resin binds the new fibers together in an eco-friendly process.
•	Greys continues to seek additional communities, companies, organizations and individuals to supply all of their paper, boxes, old clothes, etc.
•	60 metric tons of paper and cardboard daily are needed to sustain Greys processing plant.

Business Model

The Company anticipates a standard plant to produce 1,500 boxes of paper per day (a box holds 10 packages of 500 sheets of paper). This paper production can be priced at a direct comparable to the marketplace’s current wholesale pricing for non-recycled paper. The reason the Company is poised to generate such a significant margin per box is because its supply chain would be anticipated to be far less costly than traditional paper production. Once fully operational, each Company production plant is expected to produce 1,200 tons of recycled paper product per month.

The Company plans to price each box of paper at an average selling price of $55.00 per box.

Potential Revenue

The Company expects to earn potential revenue from sales of its products once it begins operations at facilities in the United States. Once fully operational, each of the Company’s production plants is expected to produce 1,200 tons of recycled paper product per month.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in May 2014, and was formerly known as Fall Valley Acquisition Corporation (“Fall Valley” or “Fall Valley Acquisition”). As of the periods from inception, May 20, 2014 (inception), through December 31, 2014, and the six months ending June 30, 2015, respectively, the Company did not generate any revenue and incurred only expenses and operating losses, as part of its development stage activities.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the Company to continue as a going concern.

Revenues and Losses

Since its inception, the Company focused its efforts on conducting market research and development and other initial business activities, and the Company devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

Currently, the Company has no revenues and has not realized any profits. In order to succeed, the Company needs to develop a viable strategy to construct, develop, market and commercialize its products.

During the period from May 20, 2014 (inception) to December 31, 2014, and the six months ending June 30, 2015, the Company posted net losses of $657 and $170,587, respectively.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

The Company believes that it will maintain competitive pricing for its products. The Company expects to produce approximately 88,160 pounds of paper products per day at each facility that it operates. Sheets of paper will be packaged in a standard box of ten reams, five pounds each. Each box could be sold for $55.00 on average.

The Company could then potentially charge more for demonstrated quality success. Although the Company expects to price its products competitively, it does not intend to make price its only marketing point to customers.

The Company expects to produce 1,200 tons of recycled paper product per month. Given the Company’s current expected pricing levels (in the range of $2,000 per ton). Sheets of paper will be packaged in a standard box of ten reams, five pounds each. Each box could be sold for $55.00. The Company could potentially charge more for demonstrated quality. Although the Company expects to price its products competitively, it does not intend to use price as its only marketing point.

In accordance to the closed-loop concept, the intent is for most, if not all, of the end product can be shipped back to the originators of the initial paper

Potential Revenue

The Company expects to earn potential revenue from sales of its products once it begins operations at facilities in the United States. Once fully operational, each of the Company’s production plants is expected to produce 1,200 tons of recycled paper product per month.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Development Stage and Capital Resources

At June 30, 2015, the Company had $33,478 of cash on hand.

Since its inception, the Company has devoted substantially all of its efforts to business planning, market research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

The Company’s proposed activities will necessitate significant uses of capital beyond 2015.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. The Company anticipates requiring up to $100 million of additional financing to fulfill its business goals and develop as planned across the United States. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of the Six Months ended June 30, 2015

The Company generated no revenues during the six months ending June 30, 2015.

The Company had an operating loss and net loss during the six months ending June 30, 2015 of $183,406 and $170,587, respectively.

For the six months ending June 30, 2015, the Company used $1,353,272 of cash in its operations.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Discussion of the Period from May 20, 2014 (inception) to December 31, 2014

The Company generated no revenues during the period from May 20, 2014 (inception) to December 31, 2014.

The Company had an operating loss and net loss during the period from May 20, 2014 (inception) through December 31, 2014 of $657 and $657, respectively.

For the period from May 20, 2014 (inception) to December 31, 2014, the Company used no cash in its operations.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name	Age	Position	Year Commenced

Rajan Ahluwalia	57	President and CEO, Secretary, Treasurer and Director	2014
Paul Kennett	64	Director	2015
Stephen Mandel	70	Director	2015
Neil Seldman	69	Director	2015

Rajan Ahluwalia

Rajan Ahluwalia is the President and CEO, Secretary, Treasurer and Director of the Company since 2014. Mr. Ahluwalia has been in the recycling business since 1989. Currently, and during the past few years (including for the past 5 years), Mr. Ahluwalia has been the President and CEO of Greys Paper Recycling Industries Limited Partnership, a company organized under the laws of the Province of Alberta in Canada (“Greys Canada”). Mr. Ahluwalia is building upon the unique technology of Greys Canada and his success in managing Greys Canada and its plant operations to bring this technology and expertise to the United States through the Company’s operations. Mr. Ahluwalia manages both companies from Canada. Mr. Ahluwalia obtained a B.Sc. degree in 1979 from Bombay University in Mumbai, India. He is very passionate about recycling. Mr. Ahluwalia first came to Canada to set up the first closed loop recycling plant for paper. Currently, Mr. Ahluwalia works full-time (40 hours per week) in his roles for Greys Canada and the Company.

Paul Kennett

Paul Kennett is a Director of the Company. Mr. Kennett is currently retired and serves as a consultant on certain projects in his areas of expertise. Previously, Mr. Kennett was the President and CEO of Credit Union Deposit Guarantee Corporation from 2007 to 2012. During that time, he was involved in regulating credit unions, guaranteeing deposits, monitoring governance, implementing best practices, and helping to adhere to international financial standards. Since his retirement in 2012, Mr. Kennett served in a mission from 2012 to 2014 for the Church of Jesus Christ for Latter-day Saints. Mr. Kennett has received several degrees and designations throughout his university and continuing education, including from NAIT (Northern Alberta Institute of Technology), University of Calgary, Associate Institute of Canadian Bankers, Fellow Institute of Canadian Bankers and the Institute of Corporate Directors.

Stephen Mandel

Stephen Mandel is a Director of the Company. Mr. Mandel is currently an independent businessman and property manager in Edmonton, Alberta. Prior to that, Mr. Mandel was the Mayor of the city of Edmonton, Alberta in Canada from 2004 to 2013. He was also an MLA and Minister of Health in Canada during 2014 and 2015. From 2003 to 2014, Mr. Mandel developed indoor storage facilities. Mr. Mandel is currently President of the Jewish Federation and Jewish Community Centre Community League Fund Chair. Mr. Mandel obtained his Associate of Arts degree in 1967 from Lincoln College. He graduated with a Bachelor of Science degree in Business in 1969 from Miami University. He received a Master’s degree from University of Windsor in 1972.

Neil Seldman

Neil Seldman is a Director of the Company. Dr. Seldman has been the co-founder, president and director of Waste to Wealth Program, Senior Staff, at the Institute of Local Self-Reliance since 1974. In this position, he has provided research and technical assistance in the area of solid waste management, recycling, reuse, composting and community economic development. Dr. Seldman has also focused on helping cities and counties recover as much material from the waste stream as feasible and adding value to these materials through local processing and manufacturing. Dr. Seldman received a B.S. degree in Industrial and Labor Relations from Cornell University in 1966, an M.A. degree in International Communism from George Washington University, and a Ph.D. degree in International Relations from George Washington University in l974. He has previously served in various associations and organizations through his career, including the Neighborhood Planning Councils of Washington, D.C., National Recycling Coalition, California Resource Recovery Association, Grass Roots Recycling Network, Missouri Recycling Association and the Sierra Club of San Francisco Bay Area.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are currently two independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

				Aggregate				All	Annual
		Annual	Annual	Accrued			Comp-	Other	Comp-
		Earned	Payments	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

Rajan Ahluwalia	2014	$0	$0	$0	$0	$0	$0	$0	$0
CEO and Director

The compensation shown above is presented for the calendar/fiscal year and 2014, as of December 31, 2014.

As of December 31, 2014, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has not entered into employment agreements with any of its employees, other than standard offer letters and terms of employment for each employee made in the ordinary course of business.

Anticipated Officer and Director Remuneration

The Company pays no compensation to its officers or directors at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer 401(k) matching funds as a retirement benefit at a later time.

All employees may later be eligible, in the discretion of the Company’s board of directors, to receive a comprehensive array of benefits, including very substantial health and disability insurance coverage. A limited number of company vehicles may be acquired so as to be available for senior management and sales personnel for the express purpose of carrying out business duties. At this time, no other perks (e.g. club memberships, etc.) are envisioned for anyone.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

					Percent of Class
				Percent of	After
		Number of Shares of		Class Before	Offering
Name	Position	Common Stock		Offering (1)	(2)

Rajan Ahluwalia	President, CEO and Director	3,000,000		21%	19%

Paul Kennett	Director	0		*	*

Stephen Mandel	Director	0		*	*

Neil Seldman	Director	0		*	*

Doug Allen	5% shareholder	1,000,000		7%	6%

Chad Davis	5% shareholder	1,000,000		7%	6%

Clint Davis	5% shareholder	1,000,000	(3)	7%	6%

Shannon Funston	5% shareholder	1,000,000		7%	6%

David McCrimmon	5% shareholder	1,000,000	(4)	7%	6%

Rajender Nayyer	5% shareholder	1,000,000		7%	6%

Nirmal Verma	5% shareholder	1,000,000	(5)	7%	6%

Urmila Verma	5% shareholder	1,000,000	(5)	7%	6%

Cory Zuk	5% shareholder	1,000,000	(4)	7%	6%

Total owned by officers and directors		3,000,000		21%	19%

(1) Based upon 14,127,000 shares outstanding as of the date of this prospectus.

(2) Assumes sale of all 5,127,000 Shares offered, and 14,127,000 shares outstanding following the offering.

(3) Represents 1,000,000 shares held by 3D Tire Distributors Inc. Mr. Davis is deemed to be the beneficial owner of these shares, because he has control over such entity.

(4) Represents 1,000,000 shares held by ZUMCC Holdings Ltd. Mr. McCrimmon and Mr. Zuk are each deemed to be the beneficial owner of these shares, because each such individual has control over such entity.

(5) Represents 1,000,000 shares held by Suvnj Hospitality. Mr. Verma and Ms. Verma are each deemed to be the beneficial owner of these shares, because each such individual has control over such entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 125,000 shares of the Company's common stock. Tiber Creek is entitled to receive consulting fees of from the Company and also holds shares of common stock in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 125,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Fall Valley, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

Heena Jolly and Amit Ahluwalia, each the holders of 10,000 shares, are the children of the Company’s President and Chief Executive Officer, Rajan Ahluwalia.

Greys Paper Recycling Industries Limited Partnership (Greys Canada) is a 100% Canadian entity that operates a very similar paper recycling venture in Edmonton, Alberta, Canada. This entity is related to Greys Corporation (the Company) in two ways: (1) the technologies and trademarks that the Company uses will be under license from Greys Canada, whereby the latter will be able to receive royalties from the Company; and (2) the principal offer of both entities is the same - Mr. Rajan Ahluwalia. (Mr. Ahluwalia manages Greys Canada through his position as President of Greys Paper Recycling Industries Ltd., which is named as the general partner to the limited partnership, Greys Canada).

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 5,127,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
Name	Number	Percentage	Number	Number	Percentage

Rajan Ahluwalia
CEO and Director	3,000,000	21%	300,000	2,700,000	19%

Anil Aggarwal	7,500	*	7,500	0	*

Neeru Aggarwal	5,000	*	5,000	0	*

Abby Allen	10,000	*	10,000	0	*

Amanda Allen	22,000	*	22,000	0	*

Doug Allen	1,000,000	7%	100,000	900,000	6%

Jordan Allen	10,000	*	10,000	0	*

Katherine Allen	20,000	*	20,000	0	*

Katherine Allen	10,000	*	10,000	0	*

Lori Allen	40,000	*	40,000	0	*

Vera Allen	10,000	*	10,000	0	*

Amit Ahluwalia	20,000	*	20,000	0	*

Darren & Magdalena Janickova Babcock	5,000	*	5,000	0	*

Belanger, Carolyn	20,000	*	20,000	0	*

Beverley Lynne Bell	15,000	*	15,000	0	*

Patrick Richard Bell	15,000	*	15,000	0	*

Beau Benson	30,000	*	30,000	0	*

Leslie Gail Benson	20,000	*	20,000	0	*

Hina Bhakta	20,000	*	20,000	0	*

Jayshree Bhakta	20,000	*	20,000	0	*

Kalpesh Bhakta	20,000	*	20,000	0	*

William Biendarra	30,000	*	30,000	0	*

Brett Bodnarek	5,000	*	5,000	0	*

John Brownlee	10,000	*	10,000	0	*

Gary Buckle	30,000	*	30,000	0	*

Steven Carella	10,000	*	10,000	0	*

James Cassidy (3)	125,000	1%	125,000	0	*

Devraj Chavda	20,000	*	20,000	0	*

Anju Chawla	10,000	*	10,000	0	*

Ravi Chawla	10,000	*	10,000	0	*

Don Cook	20,000	*	20,000	0	*

John Currie	30,000	*	30,000	0	*

Robert Davidson	7,500	*	7,500	0	*

Chad Davis	1,000,000	7%	100,000	900,000	6%

Clint Davis (4)	1,000,000	7%	100,000	900,000	6%

Ashley deHaan	20,000	*	20,000	0	*

Jennifer deHaan	20,000	*	20,000	0	*

Rajen Desai	10,000	*	10,000	0	*

Greg Druggett	15,000	*	15,000	0	*

Lillian Druggett	30,000	*	30,000	0	*

Shelly Druggett	30,000	*	30,000	0	*

Todd Druggett	30,000	*	30,000	0	*

Heather Dimmick (5)	20,000	*	20,000	0	*

Brenda Fleming	7,500	*	7,500	0	*

Donna Fleming	30,000	*	30,000	0	*

Donna Fleming	7,500	*	7,500	0	*

Donna Fleming (6)	7,500	*	7,500	0	*

Rodger Fleming	7,500	*	7,500	0	*

Rodger Fleming	30,000	*	30,000	0	*

Katherine Freelend	30,000	*	30,000	0	*

Kenneth Wayne Freelend	10,000	*	10,000	0	*

Celina Fullerton	10,000	*	10,000	0	*

Shannon Funston	1,000,000	7%	100,000	900,000	6%

Brent Gitzel	30,000	*	30,000	0	*

Gerald Gitzel	30,000	*	30,000	0	*

Janette Glowacki	10,000	*	10,000	0	*

Loreen Glowacki	7,500	*	7,500	0	*

Mark Glowacki	30,000	*	30,000	0	*

Robert Glowacki	30,000	*	30,000	0	*

Eugenio Guidoccio	20,000	*	20,000	0	*

Len Hadley	5,000	*	5,000	0	*

TeeJay Hadley	5,000	*	5,000	0	*

Chris Hamelin	20,000	*	20,000	0	*

Chris Hamelin	2,500	*	2,500	0	*

Jake Hamelin	7,500	*	7,500	0	*

Monique Hamelin	10,000	*	10,000	0	*

Monique Hamelin	2,500	*	2,500	0	*

Cassidy Hazel	10,000	*	10,000	0	*

Coral Hazel	10,000	*	10,000	0	*

Val Holner	20,000	*	20,000	0	*

Ross Horton	20,000	*	20,000	0	*

Amanda Hunt	30,000	*	30,000	0	*

David Hunt	30,000	*	30,000	0	*

Janet Hunt	15,000	*	15,000	0	*

Mohamed Hussein	20,000	*	20,000	0	*

Blair Ireland	20,000	*	20,000	0	*

Marianne Ireland	7,500	*	7,500	0	*

Kapil & Harshida Jivani	25,000	*	25,000	0	*

Brice Hornbrook (7)	110,000	1%	110,000	0	*

Walter Johnson	20,000	*	20,000	0	*

Heena Jolly	10,000	*	10,000	0	*

Steven Kahtava	30,000	*	30,000	0	*

Mahesh Karamchandani	10,000	*	10,000	0	*

G. Richard King	30,000	*	30,000	0	*

Sonia M. King	30,000	*	30,000	0	*

Aaron Krulicki	30,000	*	30,000	0	*

Lisa Krulicki	30,000	*	30,000	0	*

Margot Krulicki	10,000	*	10,000	0	*

Margot Krulicki	5,000	*	5,000	0	*

Ron Krulicki	20,000	*	20,000	0	*

Ron Krulicki	5,000	*	5,000	0	*

Barry Kurach	30,000	*	30,000	0	*

Jayson Labossiere	7,500	*	7,500	0	*

Ronald Labossiere	7,500	*	7,500	0	*

Manisha Lakkad	40,000	*	40,000	0	*

Heather Leung	30,000	*	30,000	0	*

Rod Lewis	7,500	*	7,500	0	*

Donald Stephen MacIsaac	30,000	*	30,000	0	*

Nancy Macpherson	16,000	*	16,000	0	*

Glen Maines	20,000	*	20,000	0	*

Sergio Maione	20,000	*	20,000	0	*

Edward Makarus	30,000	*	30,000	0	*

Blaine Manning	30,000	*	30,000	0	*

Blake Manning (8)	50,000	*	50,000	0	*

David Marcinyshyn	20,000	*	20,000	0	*

Kyle Markwart	5,000	*	5,000	0	*

Jose & Wanda Mauricio	30,000	*	30,000	0	*

David McCrimmon (9)	1,000,000	7%	100,000	900,000	6%

Roderick W McCrimmon	30,000	*	30,000	0	*

Kenneth McGlennon	200,000	1%	200,000	0	*

Jeremy McKain	20,000	*	20,000	0	*

James McKillop (10)	125,000	1%	125,000	0	*

Randal McLean	20,000	*	20,000	0	*

Shelly Meek	12,358	*	12,358	0	*

Manisha Mehta	10,000	*	10,000	0	*

Barbara Helen Militz	5,000	*	5,000	0	*

Brian Morren	10,000	*	10,000	0	*

Amanda Muir	30,000	*	30,000	0	*

Chelsea Muir	7,500	*	7,500	0	*

Dave Muir	30,000	*	30,000	0	*

Josephine Muir	20,000	*	20,000	0	*

Bob Murray	5,000	*	5,000	0	*

Blaine Music	30,000	*	30,000	0	*

Rajender Nayyer	1,000,000	7%	100,000	900,000	6%

Jeanette Newton	7,500	*	7,500	0	*

Martin Newton	5,000	*	5,000	0	*

Ruth Ofrim	30,000	*	30,000	0	*

Dave Oldham	30,000	*	30,000	0	*

Michele Oldham	30,000	*	30,000	0	*

Michele Oldham	20,000	*	20,000	0	*

Lori Paniccia	30,000	*	30,000	0	*

Sonia Parekh	20,000	*	20,000	0	*

Sumer Parekh	20,000	*	20,000	0	*

Amit Kumar Patel	5,000	*	5,000	0	*

Bhikhu Patel	20,000	*	20,000	0	*

Iswarbhai Patel	20,000	*	20,000	0	*

Ishan Patel	20,000	*	20,000	0	*

Monal Patel	20,000	*	20,000	0	*

Ramilaben Patel	20,000	*	20,000	0	*

Brent Peacock	30,000	*	30,000	0	*

Kelly Peacock	20,000	*	20,000	0	*

Lauren Peacock	20,000	*	20,000	0	*

Nikki Peacock	20,000	*	20,000	0	*

Veronica (Syd) Pinto	10,000	*	10,000	0	*

Shaun Plesuk	7,500	*	7,500	0	*

Lance Adam Prefontaine	30,000	*	30,000	0	*

Kirsten Proulx	30,000	*	30,000	0	*

Natasha Proulx	7,500	*	7,500	0	*

Elissa Purvis	10,000	*	10,000	0	*

Elissa Purvis	2,500	*	2,500	0	*

Shawna Rhode	10,000	*	10,000	0	*

Glenn Allen Roseboom	7,500	*	7,500	0	*

Michelle Marie Roseboom	7,500	*	7,500	0	*

Shane Saprunoff	400,000	3%	400,000	0	*

Karamjit Sandhu	10,000	*	10,000	0	*

Paramjeet Sandhu	10,000	*	10,000	0	*

Brent Michael Schmidt	30,000	*	30,000	0	*

Danny Schultz	30,000	*	30,000	0	*

Nayan Shah	10,000	*	10,000	0	*

Sadhana Shah	10,000	*	10,000	0	*

Violet Lou Sheppard	15,000	*	15,000	0	*

Megan Sirman	20,000	*	20,000	0	*

Karen L Smith	15,000	*	15,000	0	*

Ryan James Smith	20,000	*	20,000	0	*

Clint and Kimberly Snidar (11)	30,000	*	30,000	0	*

Linda Soucy	10,000	*	10,000	0	*

Jonas South	30,000	*	30,000	0	*

Ronald Stonehouse	7,500	*	7,500	0	*

Barry Svederus	20,000	*	20,000	0	*

Shirley Anne Van Drunen	20,000	*	20,000	0	*

Scott Vera	20,000	*	20,000	0	*

Jinney Verma	2,500	*	2,500	0	*

Nirmal Verma (12)	1,000,000	7%	100,000	900,000	6%

Shiva Verma	2,500	*	2,500	0	*

Urmila Verma (12)	1,000,000	7%	100,000	900,000	6%

James Visser	7,500	*	7,500	0	*

Garth D Von Hagen	30,000	*	30,000	0	*

Janine Louise Mary Wallace	15,000	*	15,000	0	*

Scot Wallace	30,000	*	30,000	0	*

George Waselenchuk	5,000	*	5,000	0	*

Roy Waselenchuk	5,000	*	5,000	0	*

Kelly Weeks	10,000	*	10,000	0	*

Thomas Wiles (6)	37,500	*	37,500	0	*

Daniel T. Wilson	10,000	*	10,000	0	*

Keith Wilson	30,000	*	30,000	0	*

Keith Wilson	38,374	*	38,374	0	*

Kevin R. Wilson	5,000	*	5,000	0	*

Steven Wilson	9,268	*	9,268	0	*

Amy Wolski	5,000	*	5,000	0	*

Elizabeth Woods	7,500	*	7,500	0	*

Neil Woods	15,000	*	15,000	0	*

Cory Zuk (9)	1,000,000	7%	100,000	900,000	6%

Ruby Zuk	24,000	*	24,000	0	*

* Less than 1%

(1) Based upon 14,127,000 shares outstanding as of the date of this prospectus.

(2) Assumes sale of all 5,127,000 Shares offered, and 14,127,000 shares outstanding following the offering.

(3) Includes 125,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein. Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation.

(4) Represents 1,000,000 shares held by 3D Tire Distributors Inc. Mr. Davis is deemed to be the beneficial owner of these shares, because he has control over such entity.

(5) Includes 20,000 shares held by Ka-Tet Holdings Inc. Ms. Dimmick is the sole owner of this entity.

(6) Includes 7,500 shares held by Wilcon Industrial Ltd., which is owned by Thomas Wiles, Donna Fleming and Wiles Electric. The entity Wiles Electric is controlled by Thomas Wiles and Donna Fleming. Mr. Wiles and Ms. Fleming are thus deemed to be beneficial owner of the shares held by Wilcon Industrial Ltd.

(7) Represents 50,000 shares held by AB Seafood and 60,000 shares held by B.R.B.H Investments, respectively. Mr. Hornbrook is deemed to be the beneficial owner of these shares, because he has control over each such entity.

(8) Includes 30,000 shares held by Manning Brothers Painting. Mr. Manning is deemed to be the beneficial owner of these shares, because he has control over such entity.

(9) Represents 1,000,000 shares held by ZUMCC Holdings Ltd. Mr. McCrimmon and Mr. Zuk are each deemed to be the beneficial owner of these shares, because each such individual has control over such entity.

(10) Includes 125,000 shares held by MB Americus, LLC, a California limited liability company. Mr. McKillop also works with Tiber Creek Corporation from time to time. Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC.

(11) Represents 30,000 shares held by 1860799 Alberta Ltd. Mr. and Mrs. Snidar are deemed to be the beneficial owner of these shares, because they have control over such entity.

(12) Represents 1,000,000 shares held by Suvnj Hospitality. Mr. Verma and Ms. Verma are each deemed to be the beneficial owner of these shares, because each such individual has control over such entity.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 14,127,000 shares of common stock outstanding of which 3,000,000 shares are owned by officers and directors of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities. However, at present, due to the Company’s previous status as a shell company, shareholders cannot currently rely upon Rule 144 for resales of the Company’s securities (pursuant to Rule 144(i)).

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities cannot sell or transfer the shares of common stock in the Company since the Company does not meet the requirements of Rule 144(i)(2).

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 125,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Fall Valley Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Fall Valley Acquisition prior to its change of control.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of Greys Corporation as of December 31, 2014, and the related statements of income, changes in stockholders’ deficit, and cash flows for the period from May 20, 2014 (inception) through December 31, 2014. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 31, 2015, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

UNAUDITED CONDENSED FINANCIAL STATEMENTS

Unaudited Condensed Financial Statements	3-5

Notes to Unaudited Condensed Financial Statements	6-8

2

GREYS CORPORATION

(Formerly Fall Valley Acquisition Corporation)

CONDENSED BALANCE SHEETS

	June 30, 2015 (unaudited)	December 31, 2014
ASSETS
Current assets
Cash	$33,478	$-
Interest receivable	12,819	-
Advances to related parties	1,291,345	-
Total assets	$1,337,642	$-

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$121,479	$-
Total liabilities	121,479	-

Stockholders' equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding as of June 30, 2015 and December 31, 2014	-	-
Common stock; $0.0001 par value, 100,000,000 shares authorized; 13,932,500 and 3,250,000 shares issued and outstanding as of June 30, 2015 and and December 31, 2014, respectively	1,395	325
Discount on Common Stock	(325)	(325)
Additional paid - in capital	1,386,337	657
Accumulated deficit	(171,244)	(657)
Total stockholders' equity	1,216,163	-
Total liabilities and stockholders' equity	$1,337,642	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

3

GREYS CORPORATION

(Formerly Fall Valley Acquisition Corporation)

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015	For the period from inception (May 20, 2014) to June 30, 2014

Revenue	$-	$-	$-
Cost of revenue	-	-	-
Gross profit	-	-	-

Salaries and wages	60,000	120,000	-
Operating expenses	40,520	63,406	707
Operating loss	(100,520)	(183,406)	(707)

Other income	10,679	12,819	-

Loss before income taxes	(89,841)	(170,587)	(707)

Net loss	$(89,841)	$(170,587)	$(707)

Loss per share - basic and diluted	$(0.01)	$(0.02)	$(0.00)

Weighted average shares - basic and diluted	12,993,192	9,617,738	20,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

4

GREYS CORPORATION

(Formerly Fall Valley Acquisition Corporation)

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

	Six Months Ended June 30, 2015	For the period from inception (May 20, 2014) to June 30, 2014
OPERATING ACTIVITIES
Net loss	$(170,587)	$(707)
Non-cash adjustments to reconcile net loss to net cash:
Changes in operating assets and liabilities:
Expenses paid by stockholder and contributed as capital	-	707
Interest receivable from related party	(12,819)	-
Accounts payable and accrued liabilities	121,479	-
Advances to related parties	(1,291,345)	-
Net cash used by operating activities	(1,353,272)	-
FINANCING ACTIVITIES
Funds raised by share issuance	$1,386,750	$-
Net cash provided by financing activities	1,386,750	-
Net increase in cash	33,478	-
Cash, beginning of period	-	-
Cash, end of period	$33,478	$-

Supplemental cash flow information:
Interest paid	$-	$-
Income tax paid	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

5

GREYS CORPORATION

Notes to Unaudited Condensed Financial Statements

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Greys Corporation ("Greys" or "the Company") was incorporated on May 20, 2014 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions, under the name Fall Valley Acquisition Corporation. The Company changed its name to Greys Corporation on November 7, 2014. The Company's operations to date include issuing shares to its original shareholders, acquiring office space leased in Olathe, KS and assigning new members to our Board of Directors including a Chairman of the Board. The Company has also begun the process of designing the plant to be located in Lawrence County, KS with a team of engineers, including accessing necessary permits to proceed with the erection of the plant. The Company began raising additional capital and commenced operations in the quarter ended June 30, 2015.

NOTE 2 - BASIS OF PRESENTATION

The accompanying condensed balance sheet as of December 31, 2014, which has been derived from the Company's audited condensed financial statements as of that date, and the unaudited interim financial information of the Company as of and for the three and six months ended June 30, 2015 have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. In the opinion of management, such financial information includes all adjustments considered necessary for a fair presentation of the Company's financial position at such date and the operating results and cash flows for such periods. Operating results for the interim period ended June 30, 2015 are not necessarily indicative of the results that may be expected for the entire year.

Certain information and footnote disclosure normally included in financial statements in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the United States Securities and Exchange Commission ("SEC"). These unaudited condensed interim financial statements should be read in conjunction with our audited condesned financial statements and accompanying notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

6

CASH

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. There were no cash equivalents as of June 30, 2015 and December 31, 2014.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of June 30, 2015 and December 31, 2014.

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of June 30, 2015 and December 31, 2014, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of June 30, 2015 and December 31, 2014, there were no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

7

The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 4 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the periods ended June 30, 2015 and December 31, 2014. The Company had an accumulated deficit of $171,244 as of June 30, 2015. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 5 - ADVANCES TO RELATED PARTIES

The Company has made advances to Closed Loop Investments Ltd., related by significant common ownership. These advances amounted to $10,000 for the three months ended June 30, 2015 and $0 for the period from inception (September 25, 2014) to December 31, 2014, for a total balance as of June 30, 2015 of $60,000 and $0 as of December 31, 2014. The advances bear no interest, are unsecured, and have no set terms of repayment.

The Company has made advances to Grey’s Paper Recycling Industries Limited Partnership, related by significant common ownership. These advances amounted to $835,000 for the three months ended June 30, 2015 and $0 for the period from inception (September 25, 2014) to December 31, 2014, for a total balance as of June 30, 2015 of $1,231,345 and $0 as of December 31, 2014. The advances bear interest at 5%, are unsecured, and have no set terms of repayment. Total interest earned on these advances for the quarter ended June 30, 2015 was $10,679 and for the six months ended June 30, 2015 was $12,819.

NOTE 6 - RECENT ACCOUNTING PRONOUNCEMENTS

On June 12, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-10—Technical Corrections and Improvements. The amendments in this Update cover a wide range of Topics in the Codification. The amendments in this Update represent changes to make minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-240—Technical Corrections and Improvements, which has been deleted. Transition guidance varies based on the amendments in this Update. The amendments in this Update that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this Update. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 7 - STOCKHOLDERS' EQUITY

During the quarter ended June 30, 2015, the Company issued 3,084,500 common shares for $894,750 in cash. During the six months ended June 30, 2015, the Company issued 10,682,500 common shares for $1,386,750 in cash.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of June 30, 2015, 13,932,500 shares of common stock and no preferred stock were issued and outstanding.

8

FINANCIAL STATEMENTS

F-1

ANTON & CHIA, LLP	CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Greys Corporation

We have audited the accompanying balance sheet of Greys Corporation (the "Company") as of December 31, 2014, and the related statement of income, stockholders' deficit, and cash flows for the period from May 20, 2014 (Inception) through December 31, 2014. Greys Corporation's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greys Corporation as of December 31, 2014, and the results of its operations and its cash flows for the period from May 20, 2014 (Inception) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, CA

March 31, 2015

F-2

GREYS CORPORATION

BALANCE SHEET

December 31, 2014
ASSETS

Current assets
Cash	$-

Total assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accrued liabilities	$-

Total liabilities	$-

Stockholders' deficit
Preferred stock $0.0001 par value, 20,000,000 shares authorized; none outstanding	-
Common Stock; $0.0001 par value, 100,000,000 shares authorized; 3,250,000 shares issued and outstanding	325

Discount on Common Stock	(325)

Additional paid-in capital	657

Accumulated deficit	(657)

Total stockholders' deficit	-

Total Liabilities and stockholders' deficit	$-

The accompanying notes are an integral part of these financial statements

F-3

GREYS CORPORATION

STATEMENT OF OPERATIONS

For the period from May 20,
2014 (Inception) to
December 31, 2014

Revenue	$-

Cost of revenue	-

Gross profit	-

Operating expenses	657

Operating loss	(657)

Loss before income taxes	(657)

Income tax expense	-

Net loss	$(657)

Loss per share - basic and diluted	$(0.00)

Weighted average shares-basic and diluted	17,306,667

The accompanying notes are an integral part of these financial statements

F-4

GREYS CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

			Discount			Total
			for	Additional		Stock-
	Common Stock		Common	Paid-In	Accumulated	holders'
	Shares	Amount	Stock	Capital	Deficit	Deficit

Balance, May 20, 2014 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common stock	23,000,000	2,300	(2,300)	-	-	0

Redemption of Common Stock	(19,750,000)	(1,975)	1,975	-	-	-

Additional paid-in capital	-	-	-	657	-	657

Net loss	-	-	-		(657)	(657)

Balance, December 31, 2014	3,250,000	$325	$(325)	$657	$(657)	$0

The accompanying notes are an integral part of these financial statements

F-5

GREYS CORPORATION

STATEMENT OF CASH FLOWS

For the period from
May 20, 2014
(Inception) to
December 31, 2014

OPERATING ACTIVITIES

Net loss	$(657)

Non-Cash adjustments to reconcile loss to net cash

Expenses paid by stockholder and contributed as capital	657

Changes in Operating Assets and Liabilities
Accrued liabilities	-

Net cash used in operating activities	-

Net increase in cash	-

Cash, beginning of period	-

Cash, end of period	$-

The accompanying notes are an integral part of these financial statements

F-6

GREYS CORPORATION

Notes to the Financial Statements

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Greys Corporation ("Greys" or "the Company") was incorporated on May 20, 2014 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions, under the name Fall Valley Acquisition Corporation. The Company changed its name to Greys Corporation on November 7, 2014. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company intends to raise additional capital and commence operations in the year ending December 31, 2015.

No assurances can be given that the Company will be successful in raising additional capital needed to commence operations.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception.

ACCOUNTING BASIS

The Company uses the accrual basis of accounting. The Company has adopted a December 31 fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-7

CASH

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2014.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2014.

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of May 31, 2014, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2014, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

F-8

The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended December 31, 2014. As of December 31, 2014, the Company has an accumulated deficit of $657. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Not Adopted

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard are effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

On June 10, 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915). The amendments in this update remove the definition of a development stage entity from Topic 915, thereby removing the distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information on the statements of income, cash flows, and shareholder's equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. Early adoption is permitted. The Company adopted this accounting standard for the year ended December 31, 2014.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

F-9

NOTE 4 STOCKHOLDERS' DEFICIT

On May 20, 2014, the Company issued 20,000,000 common shares to two directors and officers at a discount of $2,000.

On November 17, 2014, the Company redeemed 19,750,000 common shares.

On November 18, 2014 the Company issued 3,000,000 common shares to a director and officer.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2014, 3,250,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 5 INCOME TAXES

For the period ended December 31, 2014, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $700 at December 31, 2014, and will expire beginning in the year 2029.

The provision for Federal income tax consists of the following for the periods ended December 31:

For the period from May 20, 2014 (Inception) to December 31, 2014 Federal income tax benefit attributable to:

Current operations	$250
Less: Valuation allowance	(250)
Net provision for Federal income taxes	-

F-10

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fees	$
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On May 20, 2014, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, in November 2014, the Company redeemed an aggregate of 9,875,000 of these shares for the redemption price of $987.50

(2) On May 20, 2014, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, in November 2014, the Company redeemed an aggregate of 9,875,000 of these shares for the redemption price of $987.50

(3) On November 18, 2014, 3,000,000 shares of common stock were issued to Rajan Ahluwalia for a total consideration paid of $300.00.

(4) During 2015, the Company has issued 10,877,000 shares of its common stock pursuant to executed subscription agreements or private placement transactions under a Regulation D offering. The Company previously filed a Form D in May 2015.

Shareholder Name	Number of Shares	Consideration

1860799 Alberta Ltd.	30,000	$7,500
3d Tire Distributors Inc.	1,000,000	$50,000
AB Seafood	50,000	$50,000
Anil Aggarwal	7,500	$7,500
Neeru Aggarwal	5,000	$5,000
Amit Ahluwalia	20,000	$2
Abby Allen	10,000	$2,500
Amanda Allen	22,000	$5,500
Doug Allen	1,000,000	$50,000
Jordan Allen	10,000	$2,500
Katherine Allen	20,000	$5,000

Katherine Allen	10,000	$2,500
Lori Allen	40,000	$10,000
Vera Allen	10,000	$2,500
B.R.B.H Investments	60,000	$15,000
Darren & Magdalena Janickova Babcock	5,000	$2,500
Belanger, Carolyn	20,000	$5,000
Beverley Lynne Bell	15,000	$7,500
Patrick Richard Bell	15,000	$7,500
Beau Benson	30,000	$7,500
Leslie Gail Benson	20,000	$5,000
Hina Bhakta	20,000	$5,000
Jayshree Bhakta	20,000	$5,000
Kalpesh Bhakta	20,000	$5,000
William Biendarra	30,000	$7,500
Brett Bodnarek	5,000	$5,000
John Brownlee	10,000	$5,000
Gary Buckle	30,000	$7,500
Steven Carella	10,000	$2,500
Devraj Chavda	20,000	$5,000
Anju Chawla	10,000	$2,500
Ravi Chawla	10,000	$2,500
Don Cook	20,000	$5,000
John Currie	30,000	$7,500
Robert Davidson	7,500	$7,500
Chad Davis	1,000,000	$50,000
Ashley deHaan	20,000	$5,000
Jennifer deHaan	20,000	$5,000
Rajen Desai	10,000	$2,500
Greg Druggett	15,000	$7,500
Lillian Druggett	30,000	$7,500
Shelly Druggett	30,000	$7,500
Todd Druggett	30,000	$7,500
Brenda Fleming	7,500	$7,500
Donna Fleming	30,000	$7,500
Donna Fleming	7,500
Rodger Fleming	7,500
Rodger Fleming	30,000	$7,500
Katherine Freelend	30,000	$7,500
Kenneth Wayne Freelend	10,000	$5,000
Celina Fullerton	10,000	$2,500
Shannon Funston	1,000,000	$50,000
Brent Gitzel	30,000	$7,500
Gerald Gitzel	30,000	$7,500
Janette Glowacki	10,000	$5,000
Loreen Glowacki	7,500	$7,500
Mark Glowacki	30,000	$7,500
Robert Glowacki	30,000	$7,500
Eugenio Guidoccio	20,000	$5,000
Len Hadley	5,000	$5,000
TeeJay Hadley	5,000	$5,000
Chris Hamelin	20,000	$5,000
Chris Hamelin	2,500	$2,500
Jake Hamelin	7,500	$7,500
Monique Hamelin	10,000	$5,000
Monique Hamelin	2,500	$2,500
Cassidy Hazel	10,000	$2,500
Coral Hazel	10,000	$2,500
Val Holner	20,000	$20,000

Ross Horton	20,000	$5,000
Amanda Hunt	30,000	$7,500
David Hunt	30,000	$7,500
Janet Hunt	15,000	$7,500
Mohamed Hussein	20,000	$5,000
Blair Ireland	20,000	$5,000
Marianne Ireland	7,500	$7,500
Kapil & Harshida Jivani	25,000	$6,250
Walter Johnson	20,000	$5,000
Heena Jolly	10,000	$1
Ka-Tet Holdings Inc.	20,000	$5,000
Steven Kahtava	30,000	$7,500
Mahesh Karamchandani	10,000	$2,500
G. Richard King	30,000	$7,500
Sonia M. King	30,000	$7,500
Aaron Krulicki	30,000	$7,500
Lisa Krulicki	30,000	$7,500
Margot Krulicki	10,000	$5,000
Margot Krulicki	5,000	$2,500
Ron Krulicki	20,000	$5,000
Ron Krulicki	5,000	$2,500
Barry Kurach	30,000	$7,500
Jayson Labossiere	7,500	$7,500
Ronald Labossiere	7,500	$7,500
Manisha Lakkad	40,000	$10,000
Heather Leung	30,000	$7,500
Rod Lewis	7,500	$7,500
Donald Stephen MacIsaac	30,000	$7,500
Nancy Macpherson	16,000	$4,000
Glen Maines	20,000	$5,000
Sergio Maione	20,000	$5,000
Edward Makarus	30,000	$7,500
Manning Brothers Painting	30,000	$7,500
Blaine Manning	30,000	$7,500
Blake Manning	20,000	$5,000
David Marcinyshyn	20,000	$5,000
Kyle Markwart	5,000	$5,000
Jose & Wanda Mauricio	30,000	$7,500
Roderick W McCrimmon	30,000	$7,500
Kenneth McGlennon	200,000	$20
Jeremy McKain	20,000	$5,000
Randal McLean	20,000	$5,000
Shelly Meek	12,358
Manisha Mehta	10,000	$2,500
Barbara Helen Militz	5,000	$2,500
Brian Morren	10,000	$2,500
Amanda Muir	30,000	$7,500
Chelsea Muir	7,500	$7,500
Dave Muir	30,000	$7,500
Josephine Muir	20,000	$5,000
Bob Murray	5,000	$5,000
Blaine Music	30,000	$7,500
Rajender Nayyer	1,000,000	$50,000
Jeanette Newton	7,500	$7,500
Martin Newton	5,000	$5,000
Ruth Ofrim	30,000	$7,500
Dave Oldham	30,000	$7,500
Michele Oldham	30,000	$7,500

Michele Oldham	20,000	$10,000
Lori Paniccia	30,000	$7,500
Sonia Parekh	20,000	$5,000
Sumeer Parekh	20,000	$5,000
Amit Kumar Patel	5,000	$7,500
Bhikhu Patel	20,000	$5,000
Iswarbhai Patel	20,000	$5,000
Ishan Patel	20,000	$5,000
Monal Patel	20,000	$5,000
Ramilaben Patel	20,000	$5,000
Brent Peacock	30,000	$7,500
Kelly Peacock	20,000	$5,000
Lauren Peacock	20,000	$5,000
Nikki Peacock	20,000	$5,000
Veronica (Syd) Pinto	10,000	$2,500
Shaun Plesuk	7,500	$7,500
Lance Adam Prefontaine	30,000	$7,500
Kirsten Proulx	30,000	$7,500
Natasha Proulx	7,500	$7,500
Elissa Purvis	10,000	$5,000
Elissa Purvis	2,500	$2,500
Shawna Rhode	10,000	$5,000
Glenn Allen Roseboom	7,500	$7,500
Michelle Marie Roseboom	7,500	$7,500
Shane Saprunoff	400,000	$100,000
Karamjit Sandhu	10,000	$2,500
Paramjeet Sandhu	10,000	$2,500
Brent Michael Schmidt	30,000	$7,500
Danny Schultz	30,000	$7,500
Nayan Shah	10,000	$2,500
Sadhana Shah	10,000	$2,500
Violet Lou Sheppard	15,000	$7,500
Megan Sirman	20,000	$5,000
Karen L Smith	15,000	$7,500
Ryan James Smith	20,000	$5,000
Linda Soucy	10,000	$5,000
Jonas South	30,000	$7,500
Ronald Stonehouse	7,500	$7,500
Barry Svederus	20,000	$5,000
Suvnj Hospitality	1,000,000	$50,000
Shirley Anne Van Drunen	20,000	$5,000
Scott Vera	20,000	$5,000
Jinney Verma	2,500	$2,500
Shiva Verma	2,500	$2,500
James Visser	7,500	$7,500
Garth D Von Hagen	30,000	$7,500
Janine Louise Mary Wallace	15,000	$7,500
Scot Wallace	30,000	$7,500
George Waselenchuk	5,000	$5,000
Roy Waselenchuk	5,000	$5,000
Kelly Weeks	10,000	$10,000
Wilcon Industrial Ltd.	7,500	$7,500
Thomas Wiles	30,000	$7,500
Daniel T. Wilson	10,000
Keith Wilson	30,000	$7,500
Keith Wilson	38,374
Kevin R. Wilson	5,000
Steven Wilson	9,268

Amy Wolski	5,000	$5,000
Elizabeth Woods	7,500	$7,500
Neil Woods	15,000	$7,500
Zumcc Holdings Ltd.	1,000,000	$50,000
Ruby Zuk	24,000	$6,000

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

3.1+	Certificate of Incorporation
3.2+	By-laws
3.3++	Certificate of Designations, Preferences and Rights
5.1**	Opinion of Counsel on legality of securities being registered
10.1	Sub-License Agreement
23.1	Consent of Accountants
23.4**	Consent of Attorney (as part of Exhibit 5.1)

** To be filed

+	Previously filed on Form 10-12G on June 18, 2014 (File No.: 000-55228) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

++	Previously filed on Form S-1 on July 9, 2015 (File No.: 333-205574) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 29, 2015.

GREYS CORPORATION

By:	/s/ Rajan Ahluwalia
Title: President (Principal Executive Officer)

By:	/s/ Rajan Ahluwalia
Title: Treasurer (Principal Financial Officer)

By:	/s/ Rajan Ahluwalia
Title: Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Rajan Ahluwalia	Director	October 29, 2015

/s/ Paul Kennett	Director	October 29, 2015

/s/ Neil Seldman	Director	October 29, 2015

/s/ Stephen Mandel	Director	October 29, 2015